ITEM 77Q(c) - COPIES OF NEW OR
AMENDED REGISTRANT
INVESTMENT ADVISORY
CONTRACTS



AMENDMENT #2 to EXHIBIT B
to the
Investment Advisory Contract
FEDERATED BOND FUND

	This Amendment #2 to Exhibit B to
the Investment Advisory Contract between
Federated Investment Management
Company (formerly Federated Advisers)
and Federated Investment Series Funds, Inc.,
(formerly Investment Series Funds, Inc.)
approved at a board meeting on August 12, 2016, shall become effective as of September 30, 2016.

      For all services rendered by Adviser
hereunder, the above-named Portfolio of the Fund shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .50 of 1% of the average daily net assets of the Portfolio.
      The portion of the fee based upon the
average daily net assets of the Portfolio shall be accrued daily at the rate of 1/365th of .50 of 1% applied to the daily net assets of the Portfolio.
	For the avoidance of doubt, the right
of the Adviser as set forth in Paragraph 6 of this Contract to reduce its compensation and assume expenses of one or more of the Funds shall also apply as to any classes of the above-named Fund.

      The adviser fee so accrued shall be
paid to Adviser daily.
      Witness the due execution hereof
this 1st day of September, 2016.

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#165646